                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                    SPR Inc.
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                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                    SPR INC.
                          2015 SPRING ROAD, SUITE 750
                           OAK BROOK, ILLINOIS 60523

                                 APRIL 27, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of SPR Inc. (the "Company"), to be held at 10:00 a.m., on Thursday, June 4, 1998 at the Hyatt Regency Oak Brook, 1909 Spring Road, Oak Brook, Illinois 60523.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal matters to be acted upon at the meeting. At the meeting, stockholders will be asked to: (i) elect a new Board of Directors for the coming year; (ii) ratify and approve the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and (iii) transact such other business as may properly come before the meeting and any adjournments thereof.

     The foregoing information is qualified in its entirety by the contents of the Notice of Annual Meeting of Stockholders and the Proxy Statement which are enclosed with this letter. If you have any questions regarding the matters to be voted on at the Annual Meeting, you may contact the undersigned at (630) 990-2040.

     It is important that your shares be represented at the meeting regardless of the number of shares you hold. Please take a moment to review the Proxy Statement and complete, sign, and mail the enclosed proxy card in the accompanying return envelope promptly, regardless of whether you intend to be present at the meeting. Your proxy is revocable at any time prior to its use. If you have multiple accounts and receive more than one set of these materials, please be sure to vote each proxy received.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          SPR Inc.

                                      /s/ Robert M. Figliulo
                                          Robert M. Figliulo,
                                          CEO and Chairman of the Board

                                    SPR INC.
                          2015 SPRING ROAD, SUITE 750
                           OAK BROOK, ILLINOIS 60523

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, JUNE 4, 1998

To the Stockholders of SPR Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SPR Inc. (the "Company"), will be held at 10:00 a.m., on Thursday, June 4, 1998 at the Hyatt Regency Oak Brook, 1909 Spring Road, Oak Brook, Illinois 60523, for the following purposes:

          1. To elect five (5) directors to hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

          2. To ratify and approve the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

          3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Additional information relating to these matters is set forth in the attached Proxy Statement.

     The Board of Directors has fixed the close of business on April 17, 1998, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof (the "Record Date"). Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for at least 10 days prior to the Annual Meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND SHOULD REQUEST SUCH RETURN OR IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGES OF THE ENCLOSED PROXY STATEMENT.

April 27, 1998                            By Order of the Board of Directors

                                      /s/ Robert M. Figliulo
                                          Robert M. Figliulo
                                          CEO and Chairman of the Board

                                    SPR INC.
                          2015 SPRING ROAD, SUITE 750
                           OAK BROOK, ILLINOIS 60523

                                PROXY STATEMENT

                    ANNUAL MEETING OF THE STOCKHOLDERS TO BE
                  HELD ON THURSDAY, JUNE 4, 1998 AT 10:00 A.M.

                                  INTRODUCTION

     This Proxy Statement is furnished to the stockholders of SPR Inc. ("SPR" or the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of the Stockholders of the Company (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m., on Thursday, June 4, 1998, at the Hyatt Regency Oak Brook, 1909 Spring Road, Oak Brook, Illinois 60523 for the purposes specified in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and enclosed form of proxy ("Proxy") were first sent to stockholders on or about April 27, 1998.

                               PROCEDURAL MATTERS

     The Board of Directors of the Company is soliciting proxies from the stockholders of the Company in connection with the Annual Meeting. The enclosed Proxy enables stockholders to vote on all matters scheduled to come before the Annual Meeting or any adjournments thereof. The matters scheduled to come before the Annual Meeting include: (i) electing five (5) directors to hold office until the next annual meeting of stockholders or until their successors have been elected and qualified; (ii) ratifying and approving the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and (iii) transacting such other business as may properly come before the meeting and any adjournments thereof, as more fully described below.

VOTING REQUIREMENTS

     Record Date and Outstanding Shares. The Board of Directors has fixed the close of business on April 17, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and vote at the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 8,091,371 shares of the Company's common stock (the "Common Stock"). Each of the outstanding shares of Common Stock is entitled to one vote on all matters coming before the Annual Meeting.

     Required Vote. A plurality of the vote of the shares of Common Stock present and entitled to vote, in person or by proxy at the meeting, is required to elect the nominees for director. The Company's by-laws provide that there is no right of cumulative voting in the election of directors. The affirmative vote of the holders of a majority of the outstanding Common Stock is required to ratify and approve the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1998. Proxies marked "abstain" and broker non-votes will be considered present at the meeting for quorum purposes, but will not be counted for the purpose of determining the number of votes cast with respect to any matter. However, abstentions and broker non-votes will have the effect of a "no" vote if the vote required is a majority of the shares outstanding and entitled to be voted.

     Voting of Proxies. When Proxies are returned properly executed, the shares represented thereby will be voted by the persons named in the Proxy in accordance with the stockholder's directions. Stockholders are urged to specify their choices by marking the enclosed Proxy; if no choice has been specified, the shares will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. The Board of Directors does not presently intend to bring any business before the Annual Meeting other than the specific proposals referred to in this Proxy Statement and specified in the Notice of Annual Meeting, and so far as is known to the Board of Directors, no other matters are to be brought before the Annual Meeting. As to any other business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies. The Company encourages the personal attendance of its stockholders at the Annual Meeting. Execution of the accompanying Proxy may be revoked at any time before it is voted. Revocation is effective upon receipt by the Company of either (i) a subsequently dated Proxy, or (ii) an instrument revoking the Proxy. Additionally, a stockholder may revoke a previously executed Proxy by voting in person at the Annual Meeting. A revocation will not affect a vote on any matters taken prior to the receipt of such revocation. Your attendance at the Annual Meeting will not of itself revoke a Proxy.

     Quorum. The required quorum for the transaction of business at the Annual Meeting will be a majority of the shares of Common Stock entitled to vote on the Record Date. Broker "non-votes" are included for purposes of determining whether a quorum is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     Annual Report to Stockholders. The Company's Annual Report to Stockholders for the year ended December 31, 1997, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

     The cost of soliciting Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by the directors, officers, and employees of the Company, without additional compensation, by personal interview, telephone, telegram or otherwise.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     A board of five (5) directors are to be elected at the Annual Meeting to serve until the next annual meeting, or until their successors are elected and shall have qualified. All of such directors shall be elected by the holders of Common Stock. The persons named as proxy holders in the accompanying Proxy intend to vote each properly signed and submitted Proxy FOR the election as a director of each of the persons named as a nominee unless authority to vote in the election of directors is withheld on such Proxy. If, for any reason, at the time of the election, one or more of such nominees should be unable to serve, the Proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. Directors are elected by a plurality of votes cast at the Annual Meeting.

     THE COMPANY RECOMMENDS VOTING "FOR" THE NOMINEES.

CURRENT DIRECTORS AND NOMINEES FOR DIRECTOR

     The following table sets forth the name, age and the positions held of each director currently holding office. All of the directors, except for Michael J. Fletcher, are standing as nominees for re-election.

                   NAME                       AGE                         POSITION
                   ----                       ---                         --------
Robert M. Figliulo........................    43     CEO and Chairman of the Board of Directors
David A. Figliulo.........................    37     Executive Vice President and Director
Michael J. Fletcher(1)....................    42     Director of Professional Development -- Tulsa and
                                                     Director
Ronald L. Taylor(2).......................    53     Director
Sydnor W. Thrift, Jr.(3)..................    68     Director
David P. Yeager(2)(3).....................    44     Director

-------------------------
(1) Mr. Fletcher is not standing for re-election.

(2) Member of the Audit Committee of the Board of Directors.

(3) Member of the Compensation Committee of the Board of Directors.

     Directors hold office for one year and until their successors are elected and qualified.

     Robert M. Figliulo has served as Chief Executive Officer and Chairman of SPR since June 1997 and previously served as President and Chairman of SPR Chicago. Since joining the Company in May 1976, Mr. Figliulo has held numerous positions, including Programmer, Analyst, Account Manager, General Manager of both the Tulsa and Chicago offices and Vice President of Marketing. Mr. Figliulo received a Masters in Business Administration from the University of Chicago in 1987. Mr. Figliulo is the brother of David Figliulo.

     David A. Figliulo has served as Executive Vice President and Director of SPR since June 1997, and previously served as Vice President of SPR Chicago. Since joining the Company in July 1989, Mr. Figliulo has served as an Account Manager and as the Vice President of Sales in the Company's Chicago office. Prior to joining the Company, Mr. Figliulo worked as an Account Manager for Baxter Healthcare, an international pharmaceutical company, in the Oxygen Systems Division and was recognized as the division's top salesman in the United States in 1987, 1988 and 1989. Mr. Figliulo is the brother of Robert Figliulo.

     Michael J. Fletcher has served as General Manager and is currently serving as Director of Professional Development -- Tulsa. Previously, he served as President of SPR Tulsa. Mr. Fletcher joined SPR in 1986 as a Recruiter in the Chicago office and since that time has held a variety of positions in both the Tulsa and Chicago offices including Branch Manager of the Tulsa office, Field Support Representative and Technical Manager. Prior to joining SPR, Mr. Fletcher worked in the staffing support and personnel recruiting industry. Mr. Fletcher is not standing for re-election as a director of the Company.

     Ronald L. Taylor has served since 1987 as a Director, President and Chief Operating Officer of DeVry, Inc., one of the largest publicly-owned, degree-granting, higher education companies in North

America. Mr. Taylor co-founded Keller Graduate School of Management and was, from 1973 to 1987, its President and Chief Operating Officer. Mr. Taylor received a Masters in Business Administration degree from Stanford University in 1971.

     Sydnor W. Thrift, Jr. has served as Director of Player Development for the Baltimore Orioles professional baseball team since November 1994. From November 1991 through October 1994, Mr. Thrift served as the Assistant General Manager for the Chicago Cubs professional baseball team. From January 1991 through October 1991, Mr. Thrift served as a consultant to three professional baseball teams: the San Francisco Giants, the Los Angeles Dodgers and the New York Mets.

     David P. Yeager has served as Vice Chairman of the Board of Directors of Hub Group, Inc., the largest intermodal marketing company in the United States, since January 1992. Mr. Yeager has also served as Chief Executive Officer of Hub Group, Inc. since March 1995 and was President of Hub Group, Inc. from October 1985 through December 1991. Mr. Yeager received a Masters in Business Administration degree from the University of Chicago in 1987.

MEETINGS

     During the year ended December 31, 1997 the Board of Directors held five meetings. Each director attended at least 75% of the aggregate of the number of board meetings held and the total number of meetings of committees on which he served that were held during 1997.

BOARD COMMITTEES

     In October 1996, the Board of Directors established a Compensation Committee consisting of Messrs. Thrift and Yeager and an Audit Committee consisting of Messrs. Taylor and Yeager. The Compensation Committee makes recommendations to the Board of Directors concerning compensation of the Company's officers and employees. The Compensation Committee also oversees and administers the Employee Stock Purchase Plan and the Company's Combined Incentive and Non-statutory Stock Option Plan (the "Option Plan"). The Audit Committee reviews the results and scope of audits and other services provided by the Company's independent auditors and monitors and reviews the Company's financial policies and internal control procedures. The Compensation Committee held one meeting in 1997. The Audit Committee held one meeting in 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the October 1996 merger of SPR Chicago, SPR Tulsa and SPR Wisconsin into the Company (the "Merger"), none of such entities had a compensation committee or any other committee of their respective boards of directors performing similar functions. Decisions concerning compensation of executive officers were made by the boards of directors of each of the respective companies. Mr. Robert Figliulo and Mr. David Figliulo, former executive officers and directors of SPR Chicago, determined their 1996 compensation. Mr. Fletcher, a former executive officer and director of SPR Tulsa, determined his 1996 compensation and Mr. John Figliulo, the sole officer and director of SPR Wisconsin, determined his 1996 compensation.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive $1,000 for each board meeting attended and $500 for each committee meeting attended on a date other than a date on which the board meets and are reimbursed for their reasonable out-of-pocket expenses incurred in attending board and committee meetings. These directors are also entitled to receive stock options under the Company's Option Plan for serving on the Board of Directors. Employee directors do not receive additional compensation for serving on the Board of Directors.

EXECUTIVE OFFICERS

     The executive officers of the Company, and their ages and positions as of March 31, 1998, are as follows:

                NAME                   AGE                     POSITION
                ----                   ---                     --------
Robert M. Figliulo...................   43    Chief Executive Officer and Chairman of
                                              the Board of Directors
David A. Figliulo....................   37    Executive Vice President and Director
Stephen J. Tober.....................   33    Executive Vice President -- Finance and
                                              Business Development
Stephen T. Gambill...................   47    Vice President and Chief Financial Officer
Stephen E. Tone......................   40    Vice President -- Project Services
Julia R. Wort........................   31    Vice President -- Sales

     Executive officers of the Company are appointed by, and serve at the direction of, the Board of Directors.

     Robert M. Figliulo. See the description under "Current Directors and Nominees for Director."

     David A. Figliulo. See the description under "Current Directors and Nominees for Director."

     Stephen J. Tober has served as Executive Vice President -- Finance and Business Development since June 1997. Prior to joining the Company, Mr. Tober worked in the investment banking division of Smith Barney Inc. from 1995 through 1997. From 1991 through 1995 Mr. Tober worked in the corporate finance group of the law firm Latham & Watkins. Mr. Tober received a J.D. degree from the University of Virginia School of Law in 1991 and a B.A. degree from Amherst College in 1987.

     Stephen T. Gambill has served as Vice President and Chief Financial Officer since July 1996. From 1982 through July 1996, Mr. Gambill, a certified public accountant, held various financial management positions within Natural Gas Pipeline Company of America, a large natural gas pipeline, and most recently served as its Director of Accounting. Prior to 1982, Mr. Gambill held various auditing positions with the public accounting firms of Coopers and Lybrand and Deloitte, Haskins & Sells. Mr. Gambill received a Masters in Business Administration degree from the University of Chicago in 1987.

     Stephen E. Tone has served as Vice President of Project Services since November 1997. Mr. Tone joined SPR in September of 1992 as the Director of Project Services -- Chicago. Prior to joining the Company, Mr. Tone worked for a variety of technology firms including XA Systems and Technology Solutions Company. Mr. Tone obtained his Bachelor of Computer Science degree from California State University in 1985.

     Julia R. Wort has served as the Vice President of Sales since November 1997. Ms. Wort joined the Company in September 1992 as a Sales Representative and most recently served as Director of Sales -- Milwaukee. Prior to joining the Company, Ms. Wort was employed as a Sales Representative for a distributor of specialized commercial hardware and software and a Sales Representative for a major hospitality marketing firm. Ms. Wort received a B.S. degree in Political Science from the University of Illinois in 1989.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers (as defined under Section 16 of the Exchange Act), directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that, during 1997, all
Section 16 filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with by such persons.

                                 PROPOSAL NO. 2
                     RATIFICATION AND APPROVAL OF AUDITORS

     Subject to stockholder approval at the Annual Meeting, the Board of Directors has selected Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors for the fiscal years ending December 31, 1997 and 1998.

     Prior to the Merger, Arthur Andersen served as independent public accountants for SPR Wisconsin, SPR Tulsa and Systems Inc. and Ernst & Young LLP served as independent public accountants for SPR Chicago. In connection with the Company's initial public offering the Board of Directors of the Company on September 9, 1996 dismissed Ernst & Young LLP and selected Arthur Andersen to serve as independent public accountants for the Company. The Company informed Ernst & Young LLP of its dismissal on September 9, 1996. During the period from January 14, 1994 to December 31, 1994 and for the year ended December 31, 1995, Ernst & Young LLP's report on the financial statements of SPR Chicago did not contain an adverse opinion, disclaimer of opinion, qualification or modification as to uncertainty, audit scope or accounting principles. There were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures from January 14, 1994 through September 9, 1996 or with respect to SPR Chicago's financial statements.

     The affirmative vote of a majority of the votes cast on this Proposal 2 shall constitute both the ratification and approval of Arthur Andersen as the Company's independent auditors for the calendar year 1998.

     A representative of Arthur Andersen is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

EXECUTIVE COMPENSATION

     Summary Compensation Table

     The following table sets forth certain information with respect to the annual and all other compensation earned for the years ended December 31, 1996 and 1997 for the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer (collectively, the "Named Executive Officers").

                                                                                LONG TERM COMPENSATION
                                                                         ------------------------------------
                                           ANNUAL COMPENSATION                  AWARDS
                                    ----------------------------------   ---------------------
         NAME AND                                         OTHER ANNUAL   RESTRICTED   OPTIONS/    ALL OTHER
    PRINCIPAL POSITION       YEAR    SALARY     BONUS     COMPENSATION    STOCK(#)    SARS(#)    COMPENSATION
    ------------------       ----    ------     -----     ------------   ----------   --------   ------------
Robert M. Figliulo.........  1997   $180,000   $218,180        --           --             --      $11,242(1)
  Chief Executive Officer
  and                        1996   $140,000   $104,694        --           --             --      $ 6,121(1)
  Chairman of the Board of
  Directors
David A. Figliulo..........  1997   $135,000   $142,782        --           --             --      $ 9,499(2)
  Executive Vice President   1996   $100,000   $ 63,290        --           --             --      $ 9,499(2)
  and Director
Stephen J. Tober(3)........  1997   $ 86,538   $ 27,084        --           --        328,939           --
  Executive Vice President
  --                         1996         --         --        --           --             --           --
  Finance and Business
  Development
Stephen T. Gambill(4)......  1997   $150,000   $  6,667        --           --         31,328      $ 5,498(5)
  Vice President and Chief   1996   $ 60,577   $     --        --           --             --      $    --
  Financial Officer
Michael J. Fletcher........  1997   $125,000   $ 98,396        --           --             --      $11,183(6)
  Director of Professional   1996   $108,039   $ 93,273        --           --             --      $ 6,164(6)
  Development -- Tulsa and
  Director

-------------------------
(1) Includes: (i) $11,242 and $5,621 of automobile lease payments made by the Company, in 1997 and 1996, respectively, and (ii) $500 in matching payments under the Company's 401(k) plan in each of 1997 and 1996.

(2) Includes: (i) $8,999 and $8,999 of automobile lease payments made by the Company in 1997 and 1996, respectively, and (ii) $500 in matching payments under the Company's 401(k) plan in each of 1997 and 1996.

(3) Joined the Company in June 1997. Represents amounts paid from June 1997 through December 31, 1997.

(4) Joined the Company in July 1996. Represents amounts paid from July 1996 through December 31, 1996.

(5) Includes $4,998 of automobile lease payments and $500 in matching payments under the Company's 401(k) plan made by the Company in 1997.

(6) Includes $11,183 and $6,164 of automobile lease payments made by the Company in 1997 and 1996, respectively.

                             OPTION GRANTS IN 1997

                                                                                                 POTENTIAL
                                                                                            REALIZABLE VALUE AT
                              NUMBER OF                                                       ASSUMED ANNUAL
                              SECURITIES                                                      RATES OF STOCK
                              UNDERLYING        % OF TOTAL                                  PRICE APPRECIATION
                          OPTIONS GRANTED(1)     OPTIONS        EXERCISE                    FOR OPTION TERM(4)
                          ------------------    GRANTED TO       PRICE       EXPIRATION   -----------------------
                            ISO       NQSO     EMPLOYEES(2)   ($/SHARE)(3)      DATE          5%          10%
                          -------   --------   ------------   ------------   ----------   ----------   ----------
Robert M. Figliulo.....       --         --         --              --            --              --           --
David A. Figliulo......       --         --         --              --            --              --           --
Stephen J. Tober.......   13,055    315,884        40%            7.66          2007      $2,307,573   $5,157,764
Stephen T. Gambill.....   13,055     18,273         4%            7.66          2007      $  219,296   $  491,223
Michael J. Fletcher....       --         --         --              --            --              --           --

-------------------------
(1) All options were granted on June 2, 1997. The Incentive Stock Options ("ISOs") and Non-statutory Stock Options ("NQSOs") vest at the rate of 20% per year over a five year period commencing on the first anniversary of the stock option grant, except that options to purchase 245,399 shares granted to Mr. Tober vested immediately upon grant, and the remainder of Mr. Tober's options vest at the rate of 25% per year over a four year period.

(2) Based on an aggregate of 787,889 options granted in 1997 to employees of the Company, including the Named Executive Officers.

(3) The exercise price was determined by the Board of Directors on that date. The exercise price is payable in cash or, subject to certain limitations, by delivery of shares of Common Stock.

(4) The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Stock price appreciation of 5% and 10% is based on the fair value at the time of grant and assumes that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price, pursuant to rules promulgated by the Commission. The potential realizable value does not represent the Company's prediction of its stock price performance. This table does not take into account appreciation for the fair value of the Common Stock from the date of grant to date. There can be no assurance that the actual stock price appreciation over the ten-year option will be at the assumed 5% and 10% levels or at any other defined level.

     The following table sets forth certain information with respect to the value of options held at December 31, 1997 by the Named Executive Officers who held options during 1997. The Named Executive Officers did not exercise any options to purchase Common Stock during 1997.

                             YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                    OPTIONS AT DECEMBER 31,         OPTIONS AT DECEMBER 31,
                                                              1997                          1997(1)
                                                  ----------------------------    ----------------------------
                     NAME                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                     ----                         -----------    -------------    -----------    -------------
Robert M. Figliulo............................           --             --        $       --       $     --
David A. Figliulo.............................           --             --        $       --       $     --
Stephen J. Tober..............................      245,399         83,540        $2,292,027       $780,264
Stephen T. Gambill............................           --         31,328        $       --       $292,604
Michael J. Fletcher...........................           --             --        $       --       $     --

-------------------------
(1) The closing price for the Common Stock as reported on the Nasdaq National Market on December 31, 1997 (the last day of trading in 1997) was $17.00. Value is calculated on the basis of the difference between the option exercise price and $17.00, multiplied by the number of shares of Common Stock underlying the option.

EMPLOYMENT AGREEMENTS

     The Company has entered into substantially identical employment agreements with Robert Figliulo, David Figliulo, Michael Fletcher, Stephen Tober, and Stephen Gambill. The agreements provide that upon termination of employment by the Company, other than for Cause (as defined in the agreements), death or retirement, the Company shall pay the executive an amount equal to no more than the executive's annual base compensation in effect at the time of termination. The agreements also generally provide that in the event of a Change in Control (as defined in the agreements) and the occurrence of certain events, and to the extent deductible under then applicable tax laws, the Company shall pay the executive a payment equal to the sum of: (i) the executive's most recent base annual compensation and annual bonus for the fiscal year prior to the date of the Change in Control; plus (ii) the cash value of the insurance protection (including dependent coverage) then in effect with respect to the Company's health insurance plan, based upon the cost of such insurance to the Company for a 12-month period following the Change in Control date. The agreements also contain noncompetition, nonsolicitation and nondisclosure covenants.

STOCK PLANS

     Employee Stock Purchase Plan. The Company has reserved an aggregate of 476,029 additional shares of Common Stock for issuance under the Company's Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and will permit eligible employees of the Company to purchase Common Stock through payroll deductions of up to 20% of their total cash compensation; provided that employees may be prohibited from purchasing more than $25,000 worth of stock in any calendar year. The Purchase Plan has two six-month offering periods, beginning on January 1 and July 1 of each year, with the first offering period commencing on October 2, 1997, the date of the Company's initial public offering. The purchase price of Common Stock purchased under the Purchase Plan shall be the lesser of: (i) 85% of the fair market value of the Common Stock (as calculated pursuant to the Purchase Plan) on the first day of an offering period or (ii) 85% of the fair market value of the Common Stock on the last day of an offering period. The Purchase Plan is administered by the Compensation Committee of the Board of Directors. The Board of Directors is authorized to amend or terminate the Purchase Plan at any time. However, the Board of Directors may not, without stockholder approval, modify the Purchase Plan if stockholder approval of the amendment is required for the Purchase Plan to continue to comply with the requirements of Rule 16b-3 under the Exchange Act or Section 423 of the Code.

     Combined Incentive and Non-statutory Stock Option Plan. The Company has reserved an aggregate of 1,044,252 shares of Common Stock for issuance under the Option Plan, which may be granted to employees, officers and directors of the Company. The Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee provides for awards of NQSO's and ISO's to purchase shares of Common Stock and stock appreciation rights ("SARs"), provided that any director who is not an employee of the Company may not be awarded an ISO. The Option Plan limits the aggregate fair market value of the shares of Common Stock with respect to which ISOs are exercisable for the first time in any calendar year to $100,000. No such annual limitation applies to NQSO grants under the Option Plan.

     The exercise price for options and SARs may be paid: (i) in cash; (ii) by surrendering shares already owned by the optionee; or (iii) if the Compensation Committee so determines, by instructing a broker to sell enough of the optionee's exercised shares to deliver to the Company sufficient sales proceeds to pay the exercise price. The exercise price per share of Common Stock may not be less than 85% (100% in the case of an ISO) of the fair market value of the Common Stock (as calculated pursuant to the Option Plan) on the date the stock option is granted. The base value of an SAR will equal not less than 85% of the market value of a share of Common Stock on the grant date. Option agreements covering options and SARs to be granted under the Option Plan will generally provide that such options and SARs will be exercisable within fifteen years from the date of grant (ten years in the case of ISOs) and will generally vest in annual installments as determined by the Compensation Committee. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of any ISOs granted under the Option Plan may not be less than 110% of the fair market value of the Common Stock on the date of grant and the exercise period may not exceed five years from the date of grant.

     The Board of Directors can terminate or amend the Option Plan at any time, except that no such action generally will be able to adversely affect any right or obligation regarding any awards previously made under the Option Plan without the consent of the recipient. In addition, no amendment may be effective without the prior approval of stockholders, if such approval is required for the Option Plan to continue to comply with applicable regulations of the Code and the Commission. In the event of any changes in the capital structure of the Company, such as a stock dividend or stock split, the Board of Directors must make equitable adjustments to outstanding unexercised awards and to the provisions of the Option Plan to reflect any increase or decrease in the number of issued shares of Common Stock. If the Company becomes a party to a merger, reorganization, liquidation or similar transaction, the Board of Directors may make such arrangements it deems advisable regarding outstanding awards, such as substituting new awards for outstanding awards, assuming outstanding awards or terminating or paying for outstanding awards.

     On June 2, 1997 options to purchase 819,216 shares of Common Stock at an exercise price of $7.66 per share were granted to certain employees and outside directors under the Option Plan, of which options to purchase 276,725 shares of Common Stock are presently exercisable.

     On January 5, 1998 options to purchase 35,200 shares of Common Stock at an exercise price of $16.13 per share were granted to certain employees other than Named Executive Officers.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee"), which is composed entirely of outside, non-employee directors, establishes the Company's compensation strategy and policies and determines the nature and amount of all compensation for the Company's executive officers.

     The Company's compensation policies for executive officers, as determined by the Compensation Committee, are to (a) provide competitive compensation in order to attract and retain superior executive talent, (b) link a significant portion of compensation to financial results as reflected in returning value to stockholders in order to reward successful performance, and (c) provide long-term equity compensation, to further align the interests of executive officers with those of stockholders and further reward successful performance. The principal components of the Company's compensation program are (i) base salary, (ii) annual cash incentive bonuses based upon achievement of pre-determined financial targets for the Company, as well as individual contributions to the Company's performance, and (iii) stock option awards, which enable the executives to profit only as stockholder value increases.

     In making its compensation decisions, the Committee considers overall Company financial performance, as well as individual executive contributions, as measured against certain objective and subjective factors which the Company considers important. In November 1997, the Board of Directors commissioned an independent third party to conduct a study of the Company's compensation program and to make recommendations regarding the program for 1998 and beyond. This study included a survey of compensation practices within the Information Technology Services Industry.

ANNUAL BASE CASH COMPENSATION

     The Company's policy is to pay its executive officers at competitive levels for comparable positions. Compensation levels for individual executive officers may be more or less than competitive averages, depending upon a subjective assessment of individual factors such as the executive's position, skills, achievements, tenure with the Company and other historical factors. In addition, compensation levels for individual executive officers during the last fiscal year reflect the Company's status as a private company prior to the Company's October 1997 initial public offering.

ANNUAL CASH INCENTIVE BONUSES

     The Company's bonus plan recognizes and rewards executives for taking actions that build the value of the Company, generate competitive total returns for stockholders, and provide value-added solutions for the Company's customers. For executive officers, bonus compensation is based on individual performance and Company performance. The component of the bonus based on individual performance is conditioned on the individual meeting certain pre-determined objectives and the component of the bonus based on Company performance is based on the Company meeting certain performance goals.

LONG-TERM INCENTIVE COMPENSATION

     The Company's Long-Term Incentive Compensation program strives to reward executive performance that successfully executes the Company's long-term business strategy and builds stockholder value. The program allows for the awarding of options and stock appreciation rights. Prior to the Company's October 1997 initial public offering, options were granted to two of the Company's executive officers. No options were granted to the Company's Chief Executive Officer in 1997.

DISCUSSION OF CEO COMPENSATION

     Robert M. Figliulo's compensation was based on overall performance of the Company and on relative levels of compensation for CEO's within the Information Technology Services Industry. Mr. Figliulo was a party to an employment agreement with the Company during 1997 which provided for a minimum annual base salary and a discretionary cash bonus award.

     The Company's Board of Directors approved the following compensation for Mr. Figliulo during 1997: (i) a base salary of $180,000 and (ii) a cash bonus of $218,180. The Compensation Committee will determine Mr. Figliulo's compensation for 1998.

         COMPENSATION COMMITTEE:

         David Yeager               Sydnor Thrift

                              CERTAIN TRANSACTIONS

     The Company's business was started in 1973 by Systems Inc., which was founded by Eugene Figliulo. By 1993, all the stock of Systems Inc. was owned by Eugene Figliulo, his eight children and a nephew of Eugene Figliulo.

     During the years ended December 31, 1995 and 1996, the Company made distributions of $744,559 and $800,663, to its stockholders to enable them to pay income taxes attributable to S corporation income of the Company for such periods. During 1997, the Company declared distributions of $4,885,771 to persons who were stockholders of the Company prior to the October 1997 initial public offering. These distributions represent a portion of the Company's undistributed S corporation earnings from the date of the merger which occurred in October 1996 through the closing date of the initial public offering plus other income tax related distributions. Robert Figliulo, David Figliulo and Michael Fletcher, directors and officers of the Company, received approximately $610,000, $610,000 and $272,000, respectively, of such distribution.

     In January 1997, the Company made an unsecured loan to Robert Figliulo in the principal amount of $80,000. The loan was evidenced by a demand promissory note bearing interest at 7% per annum. The entire unpaid principal balance plus accrued interest was paid by Mr. Figliulo to the Company in October 1997.

     Prior to the closing date of the initial public offering in October 1997, the Company entered into a tax indemnity agreement with each of its then current stockholders which provides, among other things, that the Company will indemnify such stockholders against additional income taxes resulting from adjustments made (as a result of a final determination made by a competent tax authority) to the taxable income reported by the Company as an S corporation for periods prior to the initial public offering, but only to the extent those adjustments result in a decrease in income taxes otherwise payable by the Company as a C corporation for periods after the initial public offering.

                               PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq Stock Market -- U.S. & Foreign Index and the Nasdaq Computer & Data Processing Services Index during the period commencing on October 2, 1997, the date of the Company's initial public offering, and ending December 31, 1997. The comparison assumes $100 was invested on October 2, 1997 in the Company's Common Stock, the Nasdaq Stock Market -- U.S. & Foreign Index and the Nasdaq Computer & Data Processing Services Index and assumes the reinvestment of all dividends, if any.

                                                                                           Nasdaq
                                                                                         Computer &
                                                                      Nasdaq Stock          Data
                                                                       Market --         Processing
               Measurement Period                                        U.S. &           Services
             (Fiscal Year Covered)                    SPR Inc.       Foreign Index         Index
10/2/97                                                        100               100               100
12/31/97                                                    106.25             92.25             94.19

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 8, 1998: (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Named Executive Officers, and
(iv) all directors and Executive Officers of the Company as a group. Each person or entity named below has an address in care of the Company's principal executive offices. The Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

                                                              BENEFICIAL OWNERSHIP
                                                              ---------------------
                            NAME                                SHARES     PERCENT
                            ----                                ------     -------
Robert M. Figliulo(1).......................................  1,586,581      19.6%
David A. Figliulo(2)........................................  1,440,331      17.8
Stephen J. Tober(3).........................................    266,793       3.2
Stephen T. Gambill(4).......................................     12,063         *
Ronald L. Taylor(5).........................................     15,442         *
Sydnor W. Thrift, Jr.(5)....................................     13,942         *
David P. Yeager(5)..........................................     13,442         *
Michael J. Fletcher.........................................    534,880       6.6
Rene M. Potter..............................................    535,291       6.6
All Directors and Executive Officers as a Group (10
  persons)..................................................  3,904,359      46.4%

-------------------------
 *  Less than 1%.

(1) Includes 372,947 shares owned by the Robert M. Figliulo 1997 Grantor Retained Annuity Trust, for which Robert M. Figliulo serves as sole trustee and has sole investment and voting discretion.

(2) Includes 372,947 shares owned by the David A. Figliulo 1997 Grantor Retained Annuity Trust, for which David A. Figliulo serves as the sole trustee and has sole investment and voting discretion. Does not include an aggregate of 100,000 shares held by Figliulo Family Associates, L.P., a Delaware limited partnership of which partnership Mr. Figliulo is a General Partner. Mr. Figliulo disclaims beneficial ownership of such shares.

(3) Represents 266,284 shares subject to an option granted under the Option Plan that is exercisable within 60 days.

(4) Includes 6,265 shares subject to an option granted under the Option Plan that is exercisable within 60 days.

(5) Includes 10,442 shares subject to an option granted under the Option Plan that is exercisable within 60 days.

                     PROPOSALS FOR THE 1999 ANNUAL MEETING

     The next annual meeting of the stockholders is scheduled to be held in June 1999. Stockholder proposals for inclusion in the Company's proxy statement for that meeting must be received at the Company's principal office not later than December 28, 1998. Stockholder proposals must be mailed to the Company's principal executive office at 2015 Spring Road, Suite 750, Oak Brook, Illinois 60523 to the attention of the Secretary of the Company.

                                 OTHER MATTERS

     Management does not know of any other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. The Company's Annual Report to Stockholders for the year ended December 31, 1997 is enclosed herewith.

                                          By Order of the Board of Directors

                                      /s/ Robert M. Figliulo
                                          Robert M. Figliulo,
                                          CEO and Chairman of the Board

April 27, 1998

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                   OF SPR INC.
                           TO BE HELD ON JUNE 4, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned, revoking any proxy heretofore given, hereby appoints Robert M. Figliulo and Stephen J. Tober who hold the power to appoint a substitute, proxies of the undersigned, with full power of substitution, with respect to all of the shares of Common Stock of SPR Inc. in which the undersigned is entitled to vote at the Annual Meeting of Stockholders of SPR Inc. to be held at 10:00 a.m. on Thursday, June 4, 1998, at the Hyatt Regency Oak Brook, 1909 Spring Road, Oak Brook, Illinois 60523 and any adjournments thereof.

         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

PLEASE MARK IN THE BOX IN THE FOLLOWING MANNER, USING DARK INK ONLY [X].

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

1.   ELECTION OF DIRECTORS

     [ ] FOR all nominees listed below (except as marked        [ ] WITHOLD AUTHORITY to vote
         to the contrary below)                                     for all Nominees listed below.

       Robert M. Figliulo, David A. Figliulo, Ronald L. Taylor, Sydnor W. Thrift, Jr., and David P. Yeager
       (Instruction:  To withold authority to vote for any individual nominee write that nominee's name on the line provided below)


------------------------------------------------------------------------------



2. TO RATIFY AND APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.


                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

     THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO ABOVE.


                                                Dated _______________ ___, 1998



__________________________________          ___________________________________
Print Name                                  Signature


__________________________________          ___________________________________
Print Name                                  Signature


__________________________________          ___________________________________
(Number of Shares Held of Record)           Title


         Please sign as name appears hereon. If stock is registered in the name of two or more persons, each should sign. Executors, attorneys, corporate officers, administrators and trustees should add their titles.